UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 4, 2009
PMFG, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On September 4, 2009, PMFG, Inc. (the “Company”) issued and sold shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and warrants (the “Warrants”) to certain accredited investors (each a “Purchaser” and collectively, the “Purchasers”) for an aggregate purchase price of $21,140,000 (the “Offering”). The Company and Purchasers entered into a securities purchase agreement (the “Purchase Agreement”) in connection with the Offering. The Offering was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company used the net proceeds received from the Offering and available cash to repay its debt obligations under its Subordinated Term Loan (defined below).
Preferred Stock
          The terms, rights, obligations and preferences of the Preferred Stock are set forth in the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware on September 4, 2009.
          The Preferred Stock is immediately convertible, at the option of the holder, into shares of Common Stock at an initial conversion price of $8.00 per share, subject to certain anti-dilution adjustments (the “Conversion Price”). The Conversion Price will be adjusted for stock splits, dividends and the like and in the event the Company issues and sells its equity securities at a price below the Conversion Price. No adjustment will be made for one or more equity offerings of up to an aggregate of $10 million within the twelve months of the issuance of the Preferred Stock. In addition, holders of the Preferred Stock are entitled to quarterly dividends at an annual rate of 6.0%. In the event the Company fails to fulfill its obligations under the Preferred Stock, the dividend rate will increase to an annual rate of 8.0%. All dividends will be cumulative and compound quarterly and may be paid, at the option of the Company, in cash or Common Stock, or a combination of the two. If the Company elects to issue shares of Common Stock as dividend payments, the value per share will be equal to 85% of the volume weighted average price per share (“VWAP”) of the Common Stock for the fifteen days preceding, but not including, the date of such payments.
          At any time after five years from the date of issuance, the Preferred Stock is redeemable, in whole or in part, at the option of the holders or the Company. The purchase price per share for redemptions will be equal to the original price per share of the Preferred Stock, plus any accumulated and unpaid dividends. Redemption payments may be made at the option of the Company in cash or Common Stock, or a combination of the two. If the Company elects to make redemption payments in Common Stock, the value per share will be equal to 85% of the VWAP of the Common Stock for the fifteen trading days preceding, but not including, the redemption date.
          Beginning on the second anniversary of the Closing, the Company may require the conversion of any and all outstanding shares of Preferred Stock, provided, that the VWAP of the Common Stock exceeds 200% of the Conversion Price for twenty of the immediately preceding thirty consecutive trading days.
          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are entitled to a liquidation preference (the “Liquidation Preference”) equal to:
•	the greater of:
•	the price per share the holder paid for the Preferred Stock; and

•	the amount the holder would have received upon a liquidation, if the holder had converted their shares immediately prior thereto;
•	plus any accumulated and unpaid dividends.
A change in control of the Company will be deemed to be a liquidation and will entitle the holders of Preferred Stock to receive the Liquidation Preference. In the event of certain change in control transactions, the Liquidation Preference will be payable at the option of the Company in cash or in Common Stock, or a combination of the two. If the Company elects to pay in Common Stock, the value per share will be equal to 85% of the VWAP of the Common Stock for the fifteen trading days preceding, but not including, the date of liquidation.
          The NASDAQ Marketplace rules limit the number of shares of Common Stock that may be issued in a private placement at a discount to the then-current market price without obtaining stockholder approval. As a result, the aggregate number of shares of Common Stock that will be issued upon the conversion or redemption of the Preferred Stock or payment of the dividends or Liquidation Preference will be limited to 19.99% of the outstanding shares of Common Stock on September 4, 2009 (the “Issuance Limitation”), unless stockholder approval is obtained. The Company has agreed to seek stockholder approval of this matter and to increase the number of authorized shares of Common Stock by 25 million shares. The Company expects to seek this required stockholder approval at its annual meeting to be held in November or December of 2009.
Warrants
          The Warrants entitle the holders to purchase 50% of the number of shares of Common Stock that may be obtained upon conversion of the Preferred Stock, or 1,321,250 shares. The Warrants have a five-year term and will become exercisable six-months after their issuance. The exercise price is equal to the closing bid price of the Common Stock on September 3, 2009, or $10.56, and is not subject to anti-dilution protection, except in the case of stock splits, dividends and the like.
Other Obligations
          Pursuant to the Purchase Agreement, the Company will be obligated to file a registration statement within 30 days following the closing of the Offering to register the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. So long as at least $5 million of the Preferred Stock remains outstanding, the Purchasers are entitled to participate in any offering by the Company of its equity securities or securities convertible into or exchangeable for its equity securities, subject to certain exceptions, including any public offering of Common Stock. The Purchase Agreement contains customary representations, warranties and covenants by the parties. In addition, each Purchaser made representations and other agreements with the Company regarding the Purchaser’s beneficial ownership and group status under Rule 13(d) of the Securities Exchange Act of 1934, as amended, as a result of the Offering.
Amendment to Credit Agreement
          In connection with the Offering, the Company amended the Revolving Credit and Term Loan Agreement, dated April 30, 2008, between Peerless Mfg. Co., PMC Acquisition, Inc., the Company, Comerica Bank and other lenders party thereto (the “Amendment”) to permit the terms of the Preferred Stock and to permit use of available cash to pay the Senior Subordinated Loan Agreement, dated April 30, 2008, between Peerless Mfg. Co., PMC Acquisition, Inc., the Company and Prospect Capital Corporation (the “Subordinated Term Loan”).

          The foregoing descriptions of the Preferred Stock, Warrants, Purchase Agreement and Amendment are not complete and are qualified in their entirety by reference to the full text of the Certificate of Designations, form of Warrant, Purchase Agreement and Amendment, copies of which are filed as Exhibits 3.1, 10.1, 10.2 and 10.3 and are incorporated herein by reference.
          A copy of the Purchase Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 1.02 Termination of a Material Definitive Agreement.
          At the closing of the Offering, the Subordinated Term Loan was repaid in full and terminated. The Company’s total payment was $20,029,000, which did not include any prepayment penalty.
Item 3.02 Unregistered Sales of Equity Securities.
          The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.
          The issuance and sale of the Preferred Stock and Warrants is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder (“Regulation D”). Each of the Purchasers has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Preferred Stock and Warrants are being acquired for investment purposes. The Company has not engaged in any general solicitation or advertising with regard to the issuance and sale of the Preferred Stock and Warrants and has not offered securities to the public in connection with this issuance and sale. The Preferred Stock, Warrants and shares of Common Stock issuable upon the conversion or redemption of the Preferred Stock, payment of the dividends or Liquidation Preference or exercise of the Warrants will include legends restricting transfer other than pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from registration.
Item 3.03 Material Modification of Rights of Security Holders.
          The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
          On September 4, 2009, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware for the purpose of amending its Second Amended and Restated Certificate of Incorporation to establish the terms, rights, obligations and preferences of the Series A Convertible Preferred Stock. The Preferred Stock became effective upon the filing with the Delaware Secretary of

State. The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the certificate, a copy of which is filed as Exhibit 3.1 and is incorporated herein by reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          The information set forth in Item 1.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock of PMFG, Inc.

10.1	Form of Warrant.

10.2	Securities Purchase Agreement, dated September 4, 2009, between the Company and the Purchasers.

10.3	Consent and First Amendment to Credit Agreement, dated September 4, 2009, between Peerless Mfg. Co., Nitram Energy, Inc., Bos-Hatten, Inc., Burgess-Manning, Inc., Burman Management, Inc., PMFG, Inc., Comerica Bank and other lenders a party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: September 8, 2009